Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Davis, Andrew Cecere and Lee R. Mitau, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 registering (i) shares of common stock of U.S. Bancorp under the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, the U.S. Bank 401(k) Savings Plan, the U.S. Bancorp Executive Employees Deferred Compensation Plan, the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement), the U.S. Bancorp Outside Directors Deferred Compensation Plan and the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) and (ii) deferred compensation obligations of U.S. Bancorp under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) and the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement), and any and all amendments including post-effective amendments, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has signed below as of this 20th day of April, 2010.

/s/ Douglas M. Baker, Jr.	/s/ Jerry W. Levin

Douglas M. Baker, Jr., Director	Jerry W. Levin, Director

/s/ Y. Marc Belton	/s/ David B. O’Maley

Y. Marc Belton, Director	David B. O’Maley, Director

/s/ Victoria Buyniski Gluckman	/s/ O’dell M. Owens

Victoria Buyniski Gluckman, Director	O’dell M. Owens, M.D., M.P.H., Director

/s/ Arthur D. Collins, Jr.	/s/ Richard G. Reiten

Arthur D. Collins, Jr., Director	Richard G. Reiten, Director

/s/ Joel W. Johnson	/s/ Craig D. Schnuck

Joel W. Johnson, Director	Craig D. Schnuck, Director

/s/ Olivia F. Kirtley	/s/ Patrick T. Stokes

Olivia F. Kirtley, Director	Patrick T. Stokes, Director